Exhibit 1.1

Olink Holding AB (publ) Exhibit 1.1

[__] American Depositary Shares representing

[__] Common Shares, quota value SEK 2.431906612358040 per share

Underwriting Agreement

_______________, 2021

Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Olink Holding AB (publ), a Swedish public limited company (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [__] American Depositary Shares representing [__] Common Shares, quota value SEK 2.431906612358040 per share, of the Company (the “Common Shares”); the shareholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [__] American Depositary Shares representing [__] Common Shares; and the Summa Selling Stockholder (defined below) proposes, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters at the election of the Underwriters, up to [__] additional American Depositary Shares representing [__] Common Shares. The aggregate of [__] American Depositary Shares representing [__] Common Shares to be issued and sold by the Company and the Selling Stockholders is herein called the “Firm ADSs”, and the aggregate of [__] American Depositary Shares representing [__] additional Common Shares to be sold by the Summa Selling Stockholder is called the “Optional ADSs”. The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “ADSs”. The Common Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Common Shares represented by the Optional ADSs are hereinafter called the “Optional Shares”, and the Firm Shares and the Optional Shares are herein collectively called the “Shares”. The ADSs together with the Shares are herein collectively called the “Offered Securities”.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [__], 2021, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued thereunder by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive [__] Common Shares deposited pursuant to the Deposit Agreement.

As described more fully in the section of the Registration Statement (as defined below) under the caption “Company and Share Restructuring,” a share restructuring of the Company is being undertaken in several steps, all of which will be completed prior to the First Time of Delivery (as defined in Section 4(a) of this Agreement) (collectively, the “Restructuring”).

1.            (A) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)         A registration statement on Form F-1 (File No. 333-253818) (the “Initial Registration Statement”) in respect of the Offered Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendments thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 9(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Offered Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Offered Securities is hereinafter called an “Issuer Free Writing Prospectus”); and any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person is hereinafter called a “broadly available road show”;

(b)          (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 13(c) of this Agreement);

(c)         For the purposes of this Agreement, the “Applicable Time” is [●] p.m., New York City time on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, each broadly available road show and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)          The Registration Statement, at the time it was declared effective, conformed, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment, or supplement is filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (for the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)         A registration statement on Form F-6 (File No. 333-[__]) in respect of the ADSs has been filed with the Commission; such registration statement in the form previously delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will confirm, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)        Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of options or the award, if any, of options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities or pursuant to the Corporate Reorganization as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean a material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity, prospects or results of operations of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance by the Depositary and sale by the Company of the ADSs, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g)          Neither the Company nor any of its subsidiaries own real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are, to the Company’s knowledge, held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h)         Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each subsidiary of the Company has been listed in the Registration Statement;

(i)         The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued share capital of the Company, including the Shares to be sold by the Selling Stockholders, has been duly and validly authorized and issued and is fully paid and non-assessable and conforms to the description of the Common Shares contained in the Pricing Disclosure Package and Prospectus; and all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(j)           The Shares to be issued underlying the ADSs have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights; the Shares may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued by the Depositary and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered Securities, except as described in the Pricing Prospectus;

(k)          The issuance by the Depositary and sale of the ADSs to be sold hereunder by the Company, the issuance of the Shares being sold by the Company and the deposit of the Shares being deposited by the Company with the Depositary against issuance of the ADRs evidencing the ADSs and the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the memorandum and articles of association (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance by the Depositary and sale of the ADSs to be sold by the Company, or the deposit of the Shares being deposited by the Company with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(l)        Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m)        The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Share Capital and Articles of Association,” “Description of American Depositary Shares” and “Shares and ADSs Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Common Shares and the ADSs, under the caption “Material Federal Income Tax Consequences for Non-U.S. Holders”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n)          Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or any of their properties or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or any of their properties or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries or any of their properties (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(o)         The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)        At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the ADSs, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(q)        ÖhrlingsPricewaterhouseCoopers AB, who have audited and certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(s)          Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within these entities; and such disclosure controls and procedures are effective;

(u)          This Agreement has been duly authorized, executed and delivered by the Company;

(v)         The Deposit Agreement has been duly authorized and, when executed and delivered by the Company; and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon the deposit of Shares in respect of the ADSs in accordance with the provisions of the Deposit Agreement, the ADSs, when issued by the Depositary, will be validly issued and fully paid, and upon issuance by the Depositary of the ADSs and ADRs evidencing the ADSs, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the ADSs and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(w)        (i) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any affiliate, director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries (a) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, contribution, giving or receipt of money, property, gifts, entertainment or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws or (b) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”); and (ii) the Company, its subsidiaries and their affiliates have conducted their business in compliance with Anti-Corruption Laws and have instituted and maintained, and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws and with the representations and warranties contained herein;

(x)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y)        Neither of the Company nor its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or any agent or person associated with or acting on behalf of the Company or any of its subsidiaries is, or is owned or controlled by, one or more persons that are currently the subject or the target of any sanctions administered or enforced by either the Swedish or U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Syria and Crimea, and neither the Company nor any of its subsidiaries will directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Each of the Company and its subsidiaries has not engaged and is not engaging in any unauthorized transactions or dealings with any person, or in any country or territory, that at the time of such transactions or dealings is or was the subject or target of Sanctions;

(z)          The consolidated financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financing Reporting Standard (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The selected consolidated financial data and the summary consolidated financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. Any non-IFRS financial measures presented in the Registration Statement, the Time of Sale Prospectus and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with the relevant financial statements and the books and records of the Company and not misleading or otherwise misrepresenting the financial position of the Company. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(aa)        From the time of initial confidential submission of a registration statement relating to the Offered Securities with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(bb)        There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with in connection with the offering of the ADSs;

(cc)        No labor disturbance by or dispute with current or former employees or officers of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, manufacturers or contractors. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement;

(dd)       The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks, that in the Company’s reasonable judgement, are reasonable and is ordinary and customary for comparable companies in the same or similar businesses; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(ee)       Each of the Company and its subsidiaries possesses, and is in compliance with the terms of, all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses (collectively, “Licenses”), issued by the appropriate governmental authorities, including, without limitation, all Licenses required by the United States Food and Drug Administration, European Medicines Agency and/or by any other federal, state, local or foreign government or drug regulatory agency (collectively, the “Regulatory Agencies”), other than for such instances of non-compliance which would not reasonably be expected to result in a Material Adverse Effect.  All Licenses are in full force and effect and neither the Company nor any of its subsidiaries is in violation of any term or conditions of any License other than for such violations which would not reasonably be expected to result in a Material Adverse Effect.  Each of the Company and its subsidiaries has materially fulfilled and performed all of its respective obligations with respect to the Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any License. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Licenses and no Regulatory Agency has taken any action to limit, suspend or revoke any License possessed by the Company;

(ff)        Neither the Company nor its subsidiaries, nor any of its or their respective officers, employees or directors, nor any of its or their respective agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Company’s knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. § 335a;

(gg)      The Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights to practice and use all technology, patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company and its subsidiaries (including as described in the Pricing Prospectus and the Prospectus) (collectively, the “Company Intellectual Property”), or to the development, manufacture, operation, and sale of any products and services sold or proposed to be sold by the Company and its subsidiaries. The conduct of the Company’s and its subsidiaries’ respective business and the proposed conduct of its business (including the development and commercialization of the products described in the Pricing Prospectus and the Prospectus) has not and will not infringe or misappropriate any intellectual property rights of others; there are no rights of third parties to any of the intellectual property owned by the Company or any of its subsidiaries, and such intellectual property is owned by the Company or its subsidiary free and clear of all liens, security interests, or encumbrances; the patents, trademarks and copyrights held or licensed by the Company and its subsidiaries included within the Company Intellectual Property are valid, enforceable and subsisting, and the patent, trademark, and copyright applications included within the Company Intellectual Property are subsisting and have not been abandoned; to the knowledge of the Company, there is no infringement by third parties of any of the Company Intellectual Property; (i) the Company and its subsidiaries are not obligated or under any liability whatsoever to pay a royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending or, is threatened, alleging that the Company or any of its subsidiaries is infringing, misappropriating, diluting or otherwise violating, or would, upon the commercialization of any product or service proposed in the Pricing Prospectus and the Prospectus to be conducted, infringe, misappropriate, dilute, or otherwise violate, any rights of others with respect to any of the Company’s products, processes or intellectual property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iii) no action, suit, claim or other proceeding is pending or, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iv) no action, suit, claim or other proceeding is pending or, is threatened, challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (v) the Company has not received notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (vi) the development, manufacture, sale, and any currently proposed use of any of the products, proposed products or processes of the Company referred to in the Pricing Prospectus and the Prospectus, in the current or proposed conduct of the business of the Company, do not currently, and will not upon commercialization, to the knowledge of the Company, infringe any right or valid patent claim of any third party, (vii) no employee, consultant or independent contractor of the Company or any of its subsidiaries (“Company Personnel”) is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or counterparty to such agreements, where the basis of such violation relates to such Company Personnel’s employment or independent contractor’s engagement with the Company or any of its subsidiaries, actions undertaken while employed or engaged with the Company or any of its subsidiaries, or the ownership by the Company of any Company Intellectual Property, (viii) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, and (ix) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which intellectual property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect. All agreements pursuant to which intellectual property has been licensed to the Company and its subsidiaries are in full force and effect. To the Company’s knowledge, no software or technology employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual or legal obligation binding on the Company, its subsidiaries, or any of their officers, directors, employees, or contractors, or in violation of any contractual rights of any persons, including with respect to software or other materials distributed under an “open source” or similar licensing model that meets the definition of “open source” promulgated by the Open Source Initiative located online at http://opensource.org/osd (e.g., GNU General Public License, GNU Lesser General Public License, and GNU Affero General Public License);

(hh)      All patents and patent applications owned by or licensed to the Company and its subsidiaries, or under which the Company or any of its subsidiaries has rights have, been duly and properly filed and maintained; to the knowledge of the Company, there are no material defects in any of the patents or patent applications disclosed in the Registration Statement and the Prospectus as being owned by the Company or any of its subsidiaries; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications; to the Company’s knowledge there is no prior art that may render any patent within the Company Intellectual Property invalid or that may render any patent application within the Company Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; none of the Company Intellectual Property has been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part; the products described in the Pricing Prospectus and the Prospectus as under development by the Company and its subsidiaries fall within the scope of the claims of one or more patent or pending patent application owned by, or exclusively licensed to, the Company and its subsidiaries;

(ii)         (i)      The Company’s and its subsidiaries’ information technology assets and equipment, computers, technology systems and other systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and as expected to be conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have and continue to implement and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its confidential information and the privacy, confidentiality, integrity, continuous operation, redundancy and security of all physical storage facilities, IT Systems, and data used in connection with the operation of the Company or its subsidiaries (including any information that relates to an identified or identifiable individual or is otherwise considered “personal information,” “personally identifiable information” or “personal data” under applicable law, sensitive data, confidential information or regulated data in any form (collectively, the “Protected Information”)). The Company and its subsidiaries have taken commercially reasonable steps to protect the IT Systems, Protected Information and any other data used in connection with the operation of the Company and its subsidiaries, and have established and maintained disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the IT Systems, Protected Information and data held or used by or for the Company and its subsidiaries. There have been no material actual or suspected security breaches or attacks, violations, outages, accidental or unlawful destruction, loss, alteration or unauthorized uses or disclosures of or access to any IT Systems or Protected Information, or any other incidents or compromises of or relating to any IT Systems or Protected Information, nor any notifications by any third parties of any of the foregoing, except where any of such preceding breaches, attacks, or other incidents would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)            The Company and its subsidiaries have at all times complied with all (a) data protection, privacy and security policies applicable to the Company, (b) contractual obligations of the Company concerning data protection, privacy, security of Protected Information, and (c) all applicable laws, statutes, regulations, directives, or applicable self-regulatory guidelines or standards and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Protected Information or to the protection of such IT Systems and Protected Information from unauthorized use, access, misappropriation or modification, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) and the California Consumer Privacy Act of 2018 (“CCPA”) (collectively, the “Data Protection Requirements”). The Company or any of its subsidiaries (x) has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Data Protection Requirements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (y) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action relating to any Data Protection Requirement; and (z) is not a party to any order, decree, or agreement by any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability relating to any Data Protection Requirement.

(jj)          Any statistical, industry-related and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(kk)        The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over the Company and its subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ll)          (i)  All federal, state, local and foreign tax returns of the Company and its subsidiaries required by law to be filed have been timely filed, (ii) all taxes (whether or not shown as due on such returns) which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in the financial statements of the Company and (iii) there is no tax deficiency or tax claim outstanding or assessed with respect to the Company or its subsidiaries, or to the Company’s knowledge, proposed against it, except, in each of (i), (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or non-U.S. tax return for any period.

(mm)      The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the ADSs;

(nn)      Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs;

(oo)       No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(pp)      There are no contracts, arrangements or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required;

(qq)      There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(rr)       With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of Nasdaq and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects;

(ss)        The Company is a “foreign private issuer” as defined in Rule 405 of the Act;

(tt)         The Company has validly appointed [●], [●], as its authorized agent for service of process in the United States; and

(uu)       Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the government of Sweden or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance, transfer, stamp or similar taxes or duties (including any interest and penalties thereon) are payable by or on behalf of the Underwriters in Sweden, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the authorization, preparation, issuance and delivery of the ADSs in the manner contemplated by this Agreement and the Prospectus or (C) the sale, resale, and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

(vv)       No liability to tax will arise to the Company or any of its subsidiaries as a result of or in connection with the share capital reorganization described in the Pricing Prospectus as would reasonably be expected to have a Material Adverse Effect.

(ww)      Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of Sweden, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Sweden court, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 22 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(xx)         Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be enforceable against the Company in Sweden upon a suit filed by the claimant in a Swedish court based on and reflecting the U.S. judgment only, following which the Company undertakes to procure that Swedish courts shall make no reconsideration or reexamination of the merits, and to accept the relief sought and the new judgment rendered by the Swedish court.

(yy)       The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Sweden and will be honored by the courts of Sweden. The Company has the power to submit, and pursuant to Section 22 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(zz)        To the extent permitted by Swedish law, the indemnification and contribution provisions set forth in Section 13(a) and Section 13(b) hereof do not contravene Swedish law or public policy.

(aaa)       Subject to the qualifications, limitations, exceptions and assumptions set forth in the Preliminary Prospectus and the Prospectus, the Company does not believe that it was a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended for its taxable year ending December 31, 2020 and, based on the current and expected composition of its income and assets, does not believe that it will be a PFIC for its current taxable year.

(bbb)      Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Sweden in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of Sweden and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars, euros or Swedish kronor and freely transferred out of Sweden, and no such payments made to the holders thereof or therein who are non-residents of Sweden will be subject to income, withholding or other taxes under laws and regulations of Sweden or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Sweden or any political subdivision or taxing authority thereof or therein.

(ccc)      This Agreement is in proper form under the laws of Sweden for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Sweden of this Agreement.

(ddd)      The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(eee)      A holder of the ADSs and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Sweden may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(B)        Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(a)          (A) With respect to Knilo InvestCo AB (the “Summa Selling Stockholder”), this Agreement has been duly authorized, executed and delivered on behalf of such Selling Stockholder, (B) with respect to each Selling Stockholder other than the Summa Selling Stockholder, each of this Agreement, the Power of Attorney has been duly authorized, executed and delivered on behalf of such Selling Stockholder and each Selling Stockholder has full right, power and authority to enter into such agreements and to sell, assign, transfer and deliver the ADSs to be sold by the Selling Stockholder hereunder;

(b)         The sale of the ADSs to be sold by such Selling Stockholder hereunder, the deposit of the Shares being deposited by the Selling Stockholders with the Depositary against issuance of the ADRs evidencing the ADSs and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the consummation of the transactions herein and therein contemplated, as applicable, will not (A) conflict with or result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject; except, in the case of clause (A) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, materially and adversely affect the sale of the ADSs to be sold by such Selling Stockholder and the performance by such Selling Stockholder of any of its obligations under this Agreement, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership (or similar applicable organizational document) or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder; except, in the case of clause (B) above, for any such violation that would not, individually or in the aggregate, adversely affect the sale of the ADSs to be sold by such Selling Stockholder and the performance by such Selling Stockholder of any of its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and, as applicable, the Power of Attorney and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney in connection with the ADSs to be sold by such Selling Stockholder hereunder, except (i) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA or the Nasdaq Global Market (“Nasdaq”), (ii) the registration under the Act of the ADSs and (iii) such consents, approvals, authorizations, orders, registrations or qualifications (x) as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters, (y) that have already been obtained or (z) for which failure to obtain such consents, approvals, authorizations, orders, registrations or qualifications would not reasonably be expected to materially impact the ability of such Selling Stockholder to perform its obligations under this Agreement;

(c)          Such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares represented by the ADSs to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares represented by the ADSs and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(d)          The Shares represented by the ADSs to be sold by such Selling Stockholder may be freely deposited by such Selling Stockholder with the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the ADSs; the ADSs, when issued by the Depositary and delivered against payment thereof, will be freely transferable by such Selling Stockholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the ADSs;

(e)          On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(f)           Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs;

(g)         To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, it being understood and agreed upon that the only such information furnished by any Selling Stockholder consists of (i) the following information: the name, address and the number of Common Shares owned by such Selling Stockholder before and after the offering contemplated hereby and the other information relating to such Selling Stockholder (other than percentages) that appears in the table and corresponding footnotes under the caption “Principal and Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto and (ii) if such Selling Stockholder is an executive officer or director of the Company (including any person who is named in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto as a person who is to become a director of the Company at a future date), the biographical information of such Selling Stockholder as set forth under the caption “Management” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (such information, the “Selling Stockholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(h)          In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 4 hereof) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(i)          Excluding the Summa Selling Stockholder, each other Selling Stockholder agrees that it has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the ADSs to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement;

(j)          Excluding the Summa Selling Stockholder, each other Selling Stockholder agrees that the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney are irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the ADSs to be sold by such Selling Stockholder hereunder, certificates representing the ADSs to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of such Selling Stockholders in accordance with the terms and conditions of this Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Attorneys-in-Fact shall have received notice of such death, incapacity, termination, dissolution or other event;

(k)       Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws;

(l)          Except for the Summa Selling Stockholder, each Selling Stockholder represents and warrants that such Selling Stockholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its ADSs pursuant to this Agreement;

(m)         Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Selling Stockholders based upon this Agreement would be declared enforceable against each of the Selling Stockholders by the courts of Sweden, without reconsideration or reexamination of the merits;

(n)           The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Sweden and will be honored by the courts of Sweden. Such Selling Stockholder has the power to submit, and pursuant to Section 22 of this Agreement and to the extent permitted by law, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(o)           To the extent permitted by Swedish law, the indemnification and contribution provisions set forth in Section 13 hereof do not contravene Swedish law or public policy; and

(p)           To the extent any payment is to be made by such Selling Stockholder pursuant to this Agreement, such Selling Stockholder has access, subject to the laws of Sweden, to the internal currency market in Sweden and, to the extent necessary, valid agreements with Swedish commercial banks for purchasing U.S. dollars to make payments of amounts which may be payable under this Agreement.

2.             Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per ADS of $[●], the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Summa Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees to purchase from the Summa Selling Stockholder, at the purchase price per ADS set forth in clause (a) of this Section 2 (provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs), that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional ADSs) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

(a)           The Summa Selling Stockholder, as and to the extent indicated in Schedule II hereto, hereby grants to the Underwriters the right to purchase at their election up to [●] Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of ADSs in excess of the number of Firm ADSs, provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from the Representatives to the Summa Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Summa Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.             Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.             (a)          The ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, by means of the creation of an appropriate book-entry interest for benefit of the Underwriters through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Stockholders to the Representatives at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates, if any, representing the Offered Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on [●], 2021 or such other time and date as the Representatives, the Company and the Summa Selling Stockholder may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives, the Company and the Summa Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 12 hereof, including the cross receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 12(s) hereof, will be delivered at the offices of Cooley LLP, 500 Boylston Street, Floor 14, Boston, Massachusetts 02116 (the “Closing Location”), and the ADSs will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] [a.m.][p.m.], New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.             (a)          Subject to the terms and conditions set forth herein, the Board of Directors of the Company has resolved, based on the authorization given to the Board of Directors by the General meeting of the Company on [__] 2021, to issue the new Firm Shares to the investors in the Offering.

(b)           For purposes of facilitating the delivery of the new Firm ADSs to investors procured by the Underwriters, Goldman Sachs & Co. LLC (“GS”) shall, on behalf of the Underwriters, subscribe for the new Firm Shares at their quota value in connection with the execution of this Agreement and immediately pay the subscription price to the Company’s bank account with DnB Bank, Sverige Filial (“DnB”) and deliver a subscription form to the Company in the form of Annex III hereto concurrently with the execution and delivery of this Agreement or such other time and date as agreed between the Company and the Representatives. Once payment has been made, DnB shall, on behalf of the Underwriters, release the bank statement held in escrow with the Swedish Companies Registration Office (“SCRO”), necessary to register the new Firm Shares, and also deliver a copy of such bank statement to the Company.

(c)           The Company shall procure that the new Firm Shares are registered with the SCRO as soon as possible after the signing of this Agreement and, in accordance with instructions from DnB (acting as Swedish Settlement Agent), through the facilities of Euroclear Sweden AB, the Swedish central securities depository (“Euroclear”), deliver, or procure to be delivered, as soon as possible after the date of this Agreement, the Firm Shares to the share account in [SEB] (acting as Custodian) (the “Custodian Account”) as provided by the Depositary to the Company. Upon receipt of the Firm Shares at the Custodian Account, the Depositary shall issue the Firm ADSs and deliver them to an account in GS as instructed by GS, for delivery to investors on the First Time of Delivery.

(d)           Subject to the performance of the agreements and the satisfaction or waiver of the conditions contained in this Agreement, as soon as practicable after the First Time of Delivery, GS shall, on behalf of the Underwriters, make a capital contribution relating to the new Firm Shares, corresponding to the difference between the total offering price for the new Firm Shares pursuant to Section 2 hereof and the total quota value paid to the Company prior to the First Time of Delivery to the Company’s account as provided by the Company to GS (the “Capital Contribution”). For purposes of calculating the Capital Contribution, the total quota value to be deducted from the total offering price shall be in United States Dollars based on the exchange rate used on the date of payment of the subscription price.

6.             If the conditions set out in this Agreement are not fulfilled or waived by the Representatives, or this Agreement is otherwise terminated in accordance with its terms (the “Cancelled Offering”), the Company shall, following a written request by the Representatives, (i) designate one or more purchasers to such Firm ADSs or Firm Shares at the offering price and, as soon as practicable thereafter and in any event no later than ten business days after the aforementioned written request, pay to GS (or see that such relevant payment is made) the aggregate subscription price (i.e. an amount corresponding to the quota value of the Firm Shares multiplied by the total number of new Firm Shares) paid by GS for such Firm Shares, payable in immediately available funds, and/or (ii) convene an extraordinary general meeting and take any and all required measures to redeem (Sw. inlösa) or repurchase the Firm Shares, as applicable, and accomplish such redemption or repurchase, as applicable (including required measures to register a redemption with the SCRO) as soon as possible following such Cancelled Offering. If the Company opts for the procedure in item (i) above, but fails in good faith to find and designate a purchaser, then the Company undertakes to immediately initiate the redemption or repurchase procedures, as applicable, under item (ii). The redemption price or, as applicable, the repurchase price, to be paid to GS shall correspond to the aggregate subscription price (i.e., an amount corresponding to the quota value of the new Firm Shares multiplied by the total number of new Firm Shares) paid by GS pursuant to this Agreement, payable to GS in immediately available funds.

7.             The Company shall bear all costs directly incidental to any Cancelled Offering, including but not limited to the costs of the Representatives reasonably incurred in connection with the Cancelled Offering (including but not limited to (x) taxes, (y) interest at a rate of the higher of zero or the 3-month SEK LIBOR, calculated on a 30/360 basis, accruing from the date when a Cancelled Offering has been declared present until the payment of the redemption price to GS, acting on behalf of the several Underwriters, and (z) reasonable out of pocket expenses of the Representatives and their counsel).

8.             The Company further undertakes to indemnify the Representatives and their affiliates for, and to hold the Representatives and their affiliates harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representatives and their affiliates in connection with a Cancelled Offering.

9.             The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offered Securities, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)           Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to use reasonable commercial efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and, before amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, to furnish you a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which you reasonably object, and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)           To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)           (i)           During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, loan, hedge, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares or ADSs, including but not limited to Common Shares, any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or confidentially submit to the Commission such a registration statement without five business days advance written notice to Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, or (ii) enter into any hedging, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) or (iii) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC provided, however, that the restrictions in the foregoing sentence shall not apply to (a) the ADSs to be sold hereunder; (b) Shares or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, Shares pursuant to any employee stock option plan, incentive plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package; (c) the grant of awards pursuant to employee equity-based compensation plans, incentive plans, stock plans, or other arrangements in place as of the Applicable Time and described in the Pricing Disclosure Package; (d) the filing of a registration statement on Form S-8 in connection with the registration of Shares issuable under any employee equity based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s board of directors prior to the Applicable Time and as described in the Pricing Disclosure Package; and (e) the issuance of up to 5% of the outstanding Shares in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity; provided that each recipient of any Shares issued or sold pursuant to clause (e) above executes and delivers to the Representatives prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in Section 12(p) of this agreement;

(ii)          If Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC agree to release or waive the restrictions set forth in a lock-up letter delivered pursuant to Section 12(p) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.

(f)           During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no reports, documents or other information need to be furnished pursuant to this Section 9(f) to the extent that they are available on the Commission’s EDGAR system;

(g)           During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that no reports, documents or other information need to be furnished pursuant to this Section 9(g) to the extent that they are available on the Commission’s EDGAR system;

(h)           To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)            Prior to each Time of Delivery to deposit or cause to be deposited pursuant to the Share Lending Agreement (defined herein) or otherwise Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs and ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

(j)            To use its best efforts to list, subject to notice of issuance, the ADSs on Nasdaq;

(k)           If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)            Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m)          To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 9(e) hereof;

(n)           To make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or governmental charges whatsoever, imposed or levied by or on behalf of any taxing authority unless the Company is or becomes required by applicable law to deduct or withhold such taxes, levies, imposts, fees, duties, assessments or other governmental charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received by each Underwriter after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; and

(o)           To deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

10.           (a)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d)           The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)           Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Act.

11.           The Company and each of the Selling Stockholders covenant and agree with one another and covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in Section 9(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the ADSs on Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the ADSs, provided that the reasonable fees and disbursements of counsel to the Underwriters described in this clause (v) shall not exceed $35,000; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of the Attorneys-in-Fact, (ix) any transfer taxes whether of Sweden or any other jurisdiction (including any interest and penalties) payable by the Underwriters or the Company in connection with (a) the issuance and delivery of the Shares by the Company or delivery caused by the Company pursuant to the Share Lending Agreement (defined herein) or otherwise to the Depositary in the manner contemplated by the Deposit Agreement, (b) the issuance and delivery of the ADSs (or the ADRs evidencing the ADSs) by the Depositary to or for the account of the Underwriters in the manner contemplated by this Agreement and the Deposit Agreement, (c) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof, (d) the execution and delivery of this Agreement, (e) the grant and/or the exercise of the option to acquire the Optional ADSs and (f) any other actions taken by the Underwriters with respect to the ADSs that are set forth in the section entitled “Underwriting” in the Prospectus; (x) all taxes incident to the sale and the delivery of the Shares to be sold to the Underwriters, (xi) all costs and expenses incident to the performance of the Selling Stockholder’s obligations including fees and expenses of counsel for the Selling Stockholders and all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriters hereunder and (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 13 and 16 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make.

12.           The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 9(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or the ADS Registration Statement shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus or the ADS Registration Statement shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Cooley LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Goodwin Procter LLP, U.S. counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(d)           Advokatfirman Delphi KB, Swedish counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(e)           Dehns, intellectual property counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(f)           White & Case LLP, counsel for the Summa Selling Stockholder, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(g)           Baker & McKenzie LLP, counsel for each of the Selling Stockholders indicated in Schedule II hereto with the exception of the Summa Selling Stockholder, shall have furnished to you their written opinions with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(h)           Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(i)            Ernst & Young AB shall have furnished to you their written tax opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(j)            On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, ÖhrlingsPricewaterhouseCoopers AB shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(k)           Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital (other than as a result of the exercise of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus, or pursuant to the Corporate Reorganization as described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(l)            On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(m)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Sweden; (iv) the outbreak or escalation of hostilities involving the United States or in Sweden or the declaration by the United States or Sweden of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Sweden or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(n)           The Depositary shall have furnished or caused to be furnished to the Representatives at such Time of Delivery, (a) certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADSs and ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and (b) the execution, countersignature (if applicable), issuance and delivery of ADSs and ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(o)           The ADSs to be sold at such Time of Delivery shall have been duly listed on Nasdaq;

(p)           The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and other security holder of the Company representing all of the share capital of the Company, substantially to the effect set forth in Annex II hereof in form and substance satisfactory to the Representatives;

(q)           The Company shall have delivered to the Representatives on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives;

(r)            The Company shall have complied with the provisions of Section 9(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(s)            The Company and each Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of such Selling Stockholder, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and such Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and such Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (k) of this Section and as to such other matters as you may reasonably request.

13.           (a)          The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder and each of their respective officers, partners, members, directors and affiliates and each person, if any, who controls any such Underwriter and any such Selling Stockholder, as applicable, within the meaning of Section 15 of the Act and Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) under the Act (a “road show”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter and such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information (as defined below) with respect to the Underwriters, or the Selling Stockholder Information with respect to the Selling Stockholders.

(b)           Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any road show or any Testing-the-Waters Communication, in reliance upon and in conformity with the applicable Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any road show or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information, and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the net proceeds (after deducting underwriting commissions and discounts, but before expenses) received by such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder (in relation to each such Selling Stockholder, the “Selling Stockholder Proceeds”).

(c)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder, their respective officers, partners, members, directors and their respective affiliates and each person, if any, who controls the Company or any Selling Stockholder, as applicable, within the meaning of Section 15 of the Act and Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or such Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the name of each Underwriter, the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting”, and the information contained in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting”.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 13 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 13 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 13. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           If the indemnification provided for in this Section 13 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other from the offering of the ADSs and with the proportion among the Company and the Selling Stockholders to reflect the relative fault of the Company and the Selling Stockholders. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations and with the proportion among the Company and the Selling Stockholders to reflect the relative fault of the Company and the Selling Stockholders. The relative benefits received by the Company and/or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and/or the Selling Stockholders, as applicable, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Selling Stockholders or Underwriters, as applicable. were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which its Selling Stockholder Proceeds exceeds any damages which such Selling Stockholder has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the provisions of this subsection (e), each Selling Stockholder’s obligation to contribute any amount under this subsection (e) is limited in the manner and to the extent set forth in Section 13(b) hereof and in no event shall the aggregate liability of each Selling Stockholder under this Section 13 exceed the limit set forth in Section 13(b).

(f)           The obligations of the Company and the Selling Stockholders under this Section 13 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter or Selling Stockholder and each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 13 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Selling Stockholders (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act and any affiliate of the Selling Stockholders.

14.           (a)          If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such ADSs, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such ADSs, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 14 with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b)           If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Summa Selling Stockholders to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 11hereof and the indemnity and contribution agreements in Section 13 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

15.           The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, broker dealer, affiliate or controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the ADSs.

16.           If this Agreement shall be terminated pursuant to Section 14 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 11 and 13 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein or the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company and each of the Selling Stockholders pro rata (based on the number of ADSs to be sold by the Company and such Selling Stockholder hereunder), the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 11 and 13 hereof.

17.            In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of the Underwriters and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives (i) in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (B) if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto and (C) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer; and if to any shareholder that has delivered a lock-up letter described in Section 12(p) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 12(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.            This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 13 and 15 hereof, the officers and directors of the Company or any Selling Stockholder, each person who controls the Company, any Selling Stockholder or any Underwriter, or any director, officer, employee, or affiliate of or any Underwriter or any director, officer, employee, broker dealer, or affiliate of the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

19.            Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20.            The Company and the Selling Stockholders, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company or the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own respective legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

21.            This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

22.            This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or any Selling Stockholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court in the State of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed [●], as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, respectively.

23.            The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.            This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

25.            Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)            each manufacturer acknowledges to each other manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the eligible distribution channels for dissemination of the ADSs and the related information set out in the Prospectus in connection with the ADSs; and

(b)            the Representatives and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the ADSs by the manufacturers and the related information set out in the Prospectus in connection with the ADSs.

26.            Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

27.            In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

28.            To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Sweden, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

29.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Olink Holding AB (publ)

By:
Name:
Title:

Knilo InvestCo AB

By:
Name:
Title:

Jon Heimer

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of The Selling Stockholders named in Schedule II to this Agreement other than the Summa Selling Stockholder.

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

2

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
SVB Leerink LLC
BTIG, LLC
Total

SCHEDULE II

Number of Optional
ADSs to be
	Total Number of	Sold if
	Firm ADSs	Maximum Option
	to be Sold	Exercised
The Company
The Selling Stockholder(s):
Knilo InvestCo AB **
Dalama AB *		--
Cape Tern AB *		--
Teotuva AB *		--
SciLun AB *		--
Heistbaron Togwaggle AB *		--
Abiete AB *		--
Eva Walde *		--
Ida Grundberg *		--
Carl Raimond *		--
Jon Heimer Invest AB*		--
Landegren Gene Technology AB *		--

Total

**            This Selling Stockholder is represented by White & Case Advokat AB. Any notice to this Selling Stockholder as contemplated by Section 17 of this Agreement shall be delivered to [●], with a copy (which shall not constitute notice) to White & Case Advokat AB, Biblioteksgatan 12, Box 5573, SE-114 85 Stockholm, Attention: Jonas Lagerroos (jonas.lagerroos@whitecase.com).

*            This Selling Stockholder is represented by Baker & McKenzie Advokatbyrå KB and has appointed Jon Heimer as the Attorney-in-Fact for such Selling Stockholder. Any notice to this Selling Stockholder as contemplated by Section 17 of this Agreement shall be delivered to [●], with a copy (which shall not constitute notice) to Baker & McKenzie Advokatbyrå KB, Vasagatan 7, Box 180, SE-101 23 Stockholm, Attention: Henric Roth (henric.roth@bakermckenzie.com).

2

SCHEDULE III

(a)  Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[Electronic road show dated [●]]

(b)  Additional Documents Incorporated by Reference:

[None]

(c)  Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per ADS is $[●]

The number of ADSs purchased by the Underwriters is [●].

[Add any other pricing disclosure.]

(d) Written Testing-the-Waters Communications:

[●]

3

SCHEDULE IV

Name of Shareholder	Address

ANNEX I

[Form of Press Release]

Olink Holding AB (publ)
[●], 2021

Olink Holding AB (publ) (“Company”) announced today that Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, lead book-running managers in the Company’s recent public sale of shares of ADSs, are [waiving] [releasing] a lock-up restriction with respect to     common shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on       ,         20       , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

2

ANNEX II

Form of Lock-Up Agreement

_________, 2021

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

As representatives of the several Underwriters named in Schedule I to the Underwriting Agreement

c/o	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Re: Olink Holding AB (publ) - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned is a director, officer, or record or beneficial owner of shares, quota value SEK 1.00 per share, (“Common Shares”) of Olink Holding AB (publ), a Swedish public limited company (“HoldCo”). The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with the Company (“HoldCo”), providing for an initial public offering (the “Public Offering”) of Common Shares (the “Shares”) of HoldCo or any successor entity to the business thereof as a result of any corporate reorganization effected prior to the consummation of the transactions contemplated by the Underwriting Agreement, which may be in the form of American Depositary Shares of the Company (“ADSs”) representing the Common Shares, pursuant to a Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares or ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after such date (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates (as such term is defined under the Securities Act of 1933, as amended) to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of, directly or indirectly, any Common Shares or ADSs of the Company, or any options or warrants to purchase any Common Shares or ADSs of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares or ADSs of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Common Shares or ADSs of the Company or Derivative Instruments, whether any such action, activity, transaction or arrangement (or instrument provided for thereunder) described in clause (i) or (ii) above would be settled by delivery of Common Shares or ADSs or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period other than transfers pursuant to those permitted by this Lock-Up Agreement. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Common Shares or ADSs the undersigned may purchase in the offering. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or ADSs or any security convertible into or exercisable or exchangeable for Common Shares or ADSs other than in connection with the exercise of registration rights that does not result in the public filing of a registration statement during the Lock-Up Period (and, for the avoidance of doubt, a confidential submission of such registration statement with the SEC shall not constitute a public filing during the Lock-Up Period) or publicly disclose the intention to undertake any of the foregoing.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Common Shares or ADSs of the Company:

(i)	as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iii)	if the undersigned is not an officer or director of the Company, in connection with the sale of the undersigned’s or its affiliate’s Common Shares or ADSs acquired in the Public Offering or Common Shares, ADSs or Derivative Instruments acquired in open market transactions after the completion of the Public Offering;

(iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the undersigned, or to any investment fund or other entity that is controlled or managed by, under common management or control with, or controls or manages the undersigned or affiliates of the undersigned, or (B) as part of a distribution, transfer or disposition by the undersigned to any of its shareholders, direct, indirect or limited partners, members, beneficiaries or other equity holders; provided, however, that in the case of any transfer or disposition contemplated by clauses (A) or (B) above, it shall be a condition to the transfer or disposition that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided further, that any such transfer shall not involve a disposition for value;

(v)	to the Company or to Knilo InvestCo AB (or any of their assignees or designees) in connection with (A) the exercise, vesting, exchange or settlement of options, warrants, restricted stock units or other rights to acquire shares of Common Shares or ADSs granted pursuant to the Company’s equity incentive plans or other rights described in the final prospectus for the Public Offering and outstanding on the date of the Underwriting Agreement or (B) a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis solely to the extent permitted by the instruments representing such options pursuant to the Company’s equity incentive plans as described in the final prospectus for the Public Offering and solely to cover withholding tax obligations in connection with such transaction and any transfer to the Company for the payment of taxes as a result of such transaction, provided that any such shares issued upon exercise, vesting, exchange or settlement of such option, warrant, restricted stock unit or other right (in the case of a net exercise or tax withholding transaction, after giving effect to the settlement of such net exercise or tax withholding transaction) shall be subject to the restrictions on transfer set forth herein;

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) to (v) above, provided that such nominee or custodian agrees to be bound in writing by the restrictions set forth herein;

(vii)	by will or intestacy, provided that the legatee, heir or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein;

(viii)	to any immediate family member, provided that such family member agrees to be bound in writing by the restrictions on transfer set forth herein;

(ix)	pursuant to a court order or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided that such transferee agrees to be bound in writing by the restrictions set forth herein;

(x)	to Knilo InvestCo AB (or its assignees or designees) pursuant to agreements in effect as of the date of final prospectus for the Public Offering under which Knilo InvestCo AB has (A) the option to repurchase such securities or (B) a right of first refusal with respect to transfers of such securities upon termination of service of the undersigned;

(xi)	establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the undersigned’s Common Shares or ADSs, provided that such plan does not provide for any transfers of Common Shares or ADSs during the Lock-Up Period;

(xii)	to participate in and take any action necessary for the consummation of the corporate reorganization described in the Registration Statement; provided, that any ADSs or Common Shares received by the undersigned pursuant to such corporate reorganization shall be subject to the terms of this Lock-Up Agreement;

(xiii)	pursuant to the Underwriting Agreement and any reclassification, conversion or exchange in connection with such sale of the Shares or ADSs;

(xiv)	to an endowment insurance provider for which the undersigned is the holder or beneficiary provided that the undersigned (x) irrevocably instructs the relevant endowment insurance provider (the “Insurance Provider”) to fully adhere to this Lock-Up Agreement with respect to the transferred ADSs or Common Shares as if the Insurance Provider is the undersigned and (y) provides a copy of this executed Lock-Up Agreement to the Insurance Provider; and provided further that any such transfer shall not involve a disposition for value; or

(xv)	with the prior written consent of the Representatives on behalf of the Underwriters.

In addition, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xiv) above, it shall be a condition to such transfer that no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Schedule 13D or Schedule 13G (or an amendment thereto) made after the expiration of the Lock-Up Period).

Further, this Lock-Up Agreement shall not restrict any sale, disposal or transfer of the undersigned’s Common Shares, ADSs or Derivative Instruments to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control (as defined below) of the Company occurring after the settlement of the Public Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the undersigned’s Common Shares, ADSs and Derivative Instruments subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned’s Common Shares, ADSs or Derivative Instruments subject to this Lock-Up Agreement shall remain subject to the restrictions set forth herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Common Shares or ADSs of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares or ADSs of the Company except in compliance with the foregoing restrictions.

Further, for the avoidance of doubt, this Lock-Up Agreement shall not apply to Shares or ADSs purchased by affiliated funds of the undersigned in the Public Offering.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Common Shares or ADSs to the Underwriters, (iii) the Registration Statement is withdrawn or (iv) May 31, 2021, in the event the Underwriting Agreement has not been executed by such date.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signature Page Follows]

Very truly yours,

Name of Shareholder (Print exact name)

Authorized Signature

Title

ANNEX III

Subscription Form

Teckningslista

Subscription list

Det antecknas att årsstämman i Olink Holding AB (publ), org.nr 559189-7755, den [●] mars 2021 beslutat om nyemission av högst [●] aktier.

It is noted that annual general meeting of Olink Holding AB (publ), reg. no. 559189-7755, resolved to issue not more than [●] new shares on [●] March 2021.

Beslutet, bolagsordningen samt övriga handlingar enligt aktiebolagslagen är fogade till teckningslistan.

The resolution, articles of association and other documents referred to in the Companies Act are appended to the subscription list.

Goldman Sachs & Co. LLC tecknar härmed [●] aktier i Olink Holding AB (publ).

Goldman Sachs & Co. LLC hereby subscribes for [●] shares in Olink Holding AB (publ).

[Plats] den [●] March 2021

[Place], [●] March 2021

Goldman Sachs & Co. LLC